Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191637, 333-265071, and 333-287682 on Form S-8 of our reports dated March 19, 2026, relating to the financial statements of Burlington Stores, Inc., and the effectiveness of Burlington Stores, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 31, 2026.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

March 19, 2026